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                                                                   Exhibit 14(c)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" in each Prospectus and "Independent Auditors" and "Financial Statements" in each Statement of Additional Information included in Post-Effective Amendment Numbers 34 and 20, respectively, to the Registration Statements (Form N-1A, No. 33-03920 and 333-45431, respectively) dated May 1, 2003 of Hartford HLS Series Fund II, Inc. and Hartford Series Fund, Inc., respectively; and to the incorporation by reference of our reports, dated February 5, 2003, relating to the financial statements and financial highlights appearing in the December 31, 2002 Annual Reports to Shareholders of the Hartford Bond HLS Fund (a portfolio of Hartford Series Fund, Inc.) and of Hartford Multisector Bond HLS Fund (a portfolio of Hartford HLS Series Fund II, Inc.), which Prospectuses and Statements of Additional Information are incorporated by reference in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of Hartford Series Fund, Inc.

We further consent to the references to our firm under the captions "Other Service Providers" and "Financial Highlights" in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of Hartford Series Fund, Inc., and we consent to the incorporation by reference of our reports, dated February 6, 2004, relating to the financial statements and financial highlights appearing in the December 31, 2003 Annual Reports to Shareholders of the Hartford Bond HLS Fund (a portfolio of Hartford Series Fund, Inc.) and of Hartford Multisector Bond HLS Fund (a portfolio of Hartford HLS Series Fund II, Inc.).

                                    /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 4, 2004